UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 9, 2014
Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, Texas 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Blue Dolphin Energy Company (“Blue Dolphin”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 4, 2014. The following matters, which were set forth in Blue Dolphin’s Proxy Statement as filed with the Securities and Exchange Commission on May 19, 2014 (the “Proxy Statement”) pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

1.	The nominees listed below were elected as directors with the respective votes set forth opposite their names:

			Votes
	For	Against	Withheld	Broker Non-Votes
Jonathan P. Carroll	8,515,439	500,043	1,410	660,682
Amitav Misra	9,015,193	289	1,410	660,682
Christopher T. Morris	9,015,469	13	1,410	660,682
Herbert N. Whitney	8,989,349	26,133	1,410	660,682

2.	The voting results on a non-binding vote on executive compensation (“Say-on-Pay”) disclosed in the Proxy Statement are set forth below:

For	Against	Abstain	Broker Non-Votes
8,986,687	29,947	257	660,683

3.
In the Proxy Statement, the Board of Directors of Blue Dolphin recommended that the stockholders vote to have a Say-on-Pay vote every three years. The stockholders approved conducting a Say-on-Pay vote every three years by a majority of the votes cast. In light of that vote, for the avoidance of doubt and without any admission that Blue Dolphin has heretofore not advised its stockholders of its intentions, Blue Dolphin hereby confirms that future advisory Say-on-Pay votes will occur every three years until the next advisory vote regarding such frequency.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
567,987	407	8,447,041	142	661,997

4.	UHY LLP was ratified as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
9,015,244	1,261	387	660,682

5.	The voting results to transact any other business that may have come before the Annual Meeting are set forth below:

For	Against	Abstain	Broker Non-Votes
8,493,364	51,704	471,824	660,682

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 9, 2014

Blue Dolphin Energy Company /s/ JONATHAN P. CARROLL Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)